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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2003 (except Note 15, as to which the date is December 16, 2003) in Amendment No. 1 of the Registration Statement (Form S-1 No. 333-112154) and the related Prospectus of SpectraSite, Inc. for the registration of 9,200,000 shares of its common stock.

/s/ Ernst & Young LLP


Raleigh, North Carolina
January 30, 2004